                                                                  EXHIBIT (b)(v)

                           CRAFTS RETAIL HOLDING CORP.
             FIRST AMENDMENT TO HARRIS LOAN AUTHORIZATION AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     Reference is hereby made to that certain Harris Loan Authorization
Agreement dated as of September 13, 2004 (the Harris Loan Authorization
Agreement, as the same may be amended from time to time, being referred to herein as the "Loan Agreement"), between the undersigned, Crafts Retail Holding
Corp., a Delaware corporation (the "Borrower"), and Harris Trust and Savings
Bank (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement.

     The Borrower has requested that as of October 21, 2004, the Bank increase the amount of Maximum Credit available to the Borrower under the Loan Agreement and to make certain other amendments to the Loan Agreement, and the Bank is willing to do so under the terms and conditions set forth in this agreement
(herein, the "Amendment").

SECTION 1. AMENDMENTS.

     Upon the satisfaction of all of the conditions set forth in Section 3 below, the following amendments to the Loan Agreement shall become immediately effective without further action:

     1.1 The Loan Agreement shall be and hereby is amended by deleting the amount "$8,000,000" in each place it appears therein and substituting therefor the amount "$15,000,000".

     1.2. The Loan Agreement shall be and hereby is amended by deleting the Note appearing as Exhibit A thereto, and by substituting in lieu thereof the "Demand
Note" attached to this Amendment as "Exhibit A".

SECTION 2. NEW NOTE.

     In replacement for that certain Note payable to the order of Harris Trust and Savings Bank dated as of September 13, 2004 in the principal amount of
$8,000,000 (the "Previous Note"), the Borrower shall execute and deliver to the
Bank a new demand note in the amount of $15,000,000 dated as of the date of its issuance and otherwise in the form of Exhibit A attached hereto (the "New Note")
which shall substitute for the Bank's Previous Note and shall evidence the loans outstanding to the Bank. All references in the Loan Agreement to the Note shall be deemed references to the New Note.

SECTION 3. CONDITIONS PRECEDENT.

     3.1. The Borrower and the Bank shall have executed and delivered this
Amendment.

     3.2. The Borrower shall pay to the Bank an amendment fee in the amount of
$17,500.00.

     3.3. The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

     3.4. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

     3.5. Sun Capital Partners III, LP and Sun Capital Partners III QP, LP shall each have executed and delivered to the Bank their consent to this Amendment in the form set forth below.

SECTION 4. REPRESENTATIONS.

     In order to induce the Bank to execute and deliver this Amendment, the
Borrower hereby represents to the Bank that as of the date hereof the representations and warranties set forth in the Loan Agreement are and shall be and remain true and correct and the Borrower is in compliance with the terms and conditions of the Loan Agreement.

SECTION 5. MISCELLANEOUS.

     5.1. Except as specifically amended herein, the Loan Agreement shall continue in full force and effect in accordance with its original terms.
Reference to this specific Amendment need not be made in the Loan Agreement, the
Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan
Agreement being sufficient to refer to the Loan Agreement as amended hereby.

     5.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This
Amendment shall be governed by the internal laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]

                                      -2-

     This First Amendment to Harris Loan Authorization Agreement is entered into as of this 21st day of October, 2004.

                                           CRAFTS RETAIL HOLDING CORP.

                                           By: /s/ Kevin Feinblum
                                               ---------------------------------
                                               Name:  Kevin Feinblum
                                                      --------------------------
                                               Title: Vice President
                                                      --------------------------

     Accepted and agreed to.

                                           HARRIS TRUST AND SAVINGS BANK

                                           By: /s/ Kathleen J. Collins
                                               ---------------------------------
                                               Name   Kathleen J. Collins
                                                      --------------------------
                                               Title  Vice President
                                                      --------------------------

                                      -3-

                                    EXHIBIT A

                                   DEMAND NOTE

$15,000,000                                                     October 21, 2004

     ON DEMAND, for value received, the undersigned, CRAFTS RETAIL HOLDING
CORP., a Delaware corporation, promises to pay to the order of HARRIS TRUST AND
SAVINGS BANK (the "Bank") at its offices at 111 West Monroe Street, Chicago,
Illinois, the principal sum of Fifteen Million and No/100 Dollars
($15,000,000.00) or, if less, the amount outstanding under the Harris Loan
Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Harris Loan
Authorization Agreement referred to below.

     This Note evidences borrowings and other extensions of credit for the account of the undersigned under that certain Harris Loan Authorization
Agreement dated as of September 13, 2004, between the undersigned and the Bank;
and this Note and the holder hereof are entitled to all the benefits provided for under the Harris Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of Illinois.

     This Note is issued in substitution and replacement for, and evidences indebtedness previously evidenced by, that certain Note of Crafts Retail Holding
Corp. dated September 13, 2004, payable to the Bank in the principal amount of
$8,000,000.

                                              CRAFTS RETAIL HOLDING, CORP.

                                              By:
                                                  ------------------------------
                                                  Name:
                                                         -----------------------
                                                  Title:
                                                         -----------------------

                     GUARANTOR'S ACKNOWLEDGEMENT AND CONSENT

     The undersigned, Sun Capital Partners III, LP, heretofore executed and delivered to the Bank a Guaranty dated as of September 13, 2004 (as amended from time to time, the "Guaranty"). The undersigned hereby consents to the First
Amendment to Harris Loan Authorization Agreement as set forth above and confirms that its Guaranty and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Harris Loan Authorization Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

                                         SUN CAPITAL PARTNERS III, LP

                                         By:  Sun Capital Advisors III, LP
                                         Its: General Partner

                                              By:  Sun Capital Partners III, LLC
                                              Its: General Partner

                                                   By:
                                                      --------------------------
                                                   Its:  A Member

                     GUARANTOR'S ACKNOWLEDGEMENT AND CONSENT

     The undersigned, Sun Capital Partners III QP, LP, heretofore executed and delivered to the Bank a Guaranty dated as of September 13, 2004 (as amended from time to time, the "Guaranty"). The undersigned hereby consents to the First
Amendment to Harris Loan Authorization Agreement as set forth above and confirms that its Guaranty and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Harris Loan Authorization Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

                                         SUN CAPITAL PARTNERS III QP, LP

                                         By:  Sun Capital Advisors III, LP
                                         Its: General Partner

                                              By:  Sun Capital Partners III, LLC
                                              Its: General Partner

                                                   By:
                                                      --------------------------
                                                      Its:  A Member